Exhibit 99.1

For Immediate Release
April 24, 2020

TCG BDC Issues Preliminary First Quarter 2020 Financial Results

New York - TCG BDC, Inc. (NASDAQ: CGBD) today announced preliminary estimates of certain financial results for its first quarter ended March 31, 2020, and provided a further business update.

Linda Pace, TCG BDC’s Chief Executive Officer said, “The human toll of the COVID-19 pandemic is significant, and our thoughts remain with all those affected. At TCG BDC, we are extremely focused on ensuring we work with our portfolio companies to sustain value through this unprecedented economy-wide demand shock. The expected forward economic environment will inevitably produce losses, but we are encouraged by our initial portfolio assessment and performance, as the senior orientation of our portfolio should position us to outperform over the cycle. During the first quarter, the right side of our balance sheet functioned well and we met every committed funding request from our portfolio companies. Our business continues to operate normally in a very uncertain environment.”

Taylor Boswell, TCG BDC’s Chief Investment Officer said, “We have been actively engaged for over a month in a detailed evaluation of our portfolio, including constant communication with the management teams and owners of our borrowers. While still early, our credit performance remains solid, with 102 of our 104 underlying borrowers making standard payments at quarter end. Our rigorous valuation process assumed continued economic disruption, and as a result, when combined with material widening of pricing benchmarks our Net Asset Value per share at March 31, 2020 is expected to decline 14-15% from the December 31, 2019 level.”

Tom Hennigan, TCG BDC’s Chief Financial Officer said, “The month of March was a challenge for all lenders as the abrupt shift in market conditions resulted in unprecedented calls for revolver fundings and a slowing of anticipated repayments. While our leverage ratio will temporarily exceed the top end of our target range, we expect to stay comfortably in compliance with both regulatory requirements and covenants under our various credit facilities. Our liquidity position remains strong, with over $300 million in the form of cash and unused commitments under our credit facilities while total unfunded commitments stood at approximately $105 million as of quarter-end. We remain confident that we can manage our liquidity and leverage profiles with appropriate cushions through this environment, including reserving for capital needs which may arise at our portfolio companies.”

First Quarter 2020 Preliminary Estimates of Certain Financial Results

•	We estimate our NAV per share as of March 31, 2020 will be between $14.00 and $14.30

•	We expect our net investment income per share will be between $0.39 and $0.42

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Loans representing over 98% of investments at fair value made full principal and interest payments in the first quarter, with only two borrowers requiring payment concessions or amendments at quarter end.

Liability Management Updates

•	As of March 31, 2020, we were in compliance with all covenants under all of our financing facilities.

•	We required no amendments or waivers from lenders, or capital infusions from any source through March 31st.

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We continue to maintain a healthy liquidity profile, with $60 million of cash on the balance sheet and over $260 million in unused commitments under our credit facilities, subject to borrowing base restrictions. Our unfunded commitments were approximately $105 million.

•	We have had since September 2019, and continue to have, an investment grade rating from a Nationally Recognized Statistical Ratings Organization (NRSRO).

•	There have been no material changes to our liquidity or leverage profile since quarter end.

Management Support Updates

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The Board is pleased to announce that Mark Jenkins, Head of Carlyle Global Credit since 2016 and existing member of the Company’s Investment Committee, was recently appointed to the Board of Directors effective April 17, 2020. Mr. Jenkins will replace Eliot Merrill, a Managing Director of Carlyle, who has served on the Company’s board since January 2013.

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Our Manager, employees, and related parties own approximately 9% of CGBD’s outstanding common stock, representing our strong alignment with shareholders. We believe Carlyle possesses an attractive combination of alignment, investment acumen and financial capabilities to support the Company through all stages of the economic cycle.

Our business continues to operate normally through this volatile period and our portfolio is well positioned to weather the demanding environment we expect ahead. Our team continues to actively manage the portfolio, maintaining continuous contact with our borrowers to evaluate business performance and engage in constructive dialogue to ensure value preservation. We are not only focused on value maximization in our existing portfolio, but also continue to engage actively with management teams and owners of businesses to evaluate new investment opportunities which meet the investment objective of the Company.

We look forward to discussing our full first quarter results on our previously scheduled first quarter earnings call on May 6th, at 11AM EDT. Please visit tcgbdc.com for more information.

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through December 31, 2019, TCG BDC has invested approximately $5.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters.
The estimates described in this press release are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended March 31, 2020. These estimates have not been reviewed and approved by the Company’s Board of Directors or its Audit Committee and were prepared by the Company’s management in connection with preparation of its financial statements. The final results may differ materially from these estimates as a result of the completion of our financial closing procedures, including review by the Company’s Board of Directors and its Audit Committee, and final adjustments and other developments arising between now and the time that our financial results for the three months ended March 31, 2020 are finalized.
We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Unless otherwise stated, all figures and statistics contained herein are as of December 31, 2019.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $224 billion of assets under management as of December 31, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 32 offices across six continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle

Contacts:

Investors:	Media:
Daniel Harris	Brittany Berliner
+1-212-813-4527 daniel.harris@carlyle.com	+1-212-813-4839 brittany.berliner@carlyle.com